Registration No. 333-__________
As filed with the Securities and Exchange Commission on June 7, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S‑8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NU SKIN ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0565309 (I.R.S. Employer Identification No.)

75 West Center Street
Provo, Utah 84601
(Address, including zip code,
of registrant’s principal executive offices)

Nu Skin Enterprises, Inc. 2024 Omnibus Incentive Plan
(Full title of the plan)

Ryan S. Napierski
President and Chief Executive Officer
Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601
(801) 345-1000

(Name, address and telephone number,
 including area code, of agent for service)

Copies to:
Roger Bivans Baker & McKenzie LLP 1900 North Pearl Suite 1500 Dallas, TX 75201 (214) 978-3095	Chayce D. Clark Executive Vice President and General Counsel Nu Skin Enterprises, Inc. 75 West Center Street Provo, Utah 84601 (801) 345-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Nu Skin Enterprises, Inc. (the “Company”), are incorporated by reference in this Registration Statement, except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations:

(a)	the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2023;

(b)	the Company’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2024;

(c)	the Company’s Current Reports on Form 8-K filed on February 6, 2024, February 14, 2024, March 18, 2024 and June 6, 2024; and

(d)
the description of the Company’s Class A Common Stock, par value $0.001 per share, filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 15, 2024, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Indemnification

The registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The registrant’s certificate of incorporation and bylaws provide for the indemnification of the registrant’s officers and directors to the fullest extent permitted by the DGCL. The registrant believes that such indemnification is necessary to attract and retain qualified persons as directors and officers. The registrant has also entered into separate indemnification agreements with each of its directors and executive officers.

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Liability Insurance

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of its directors and officers. The registrant’s certificate of incorporation and bylaws permit the registrant to purchase such insurance on behalf of its directors and officers. The registrant believes that such insurance is necessary to attract and retain qualified persons as directors and officers. The registrant has purchased such insurance on behalf of its directors and officers.

Limitation of Liability

Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; and (v) an officer in any action by or in the right of the corporation. The registrant’s certificate of incorporation provides for, to the fullest extent permitted by the DGCL, elimination or limitation of liability of its directors to the registrant or its stockholders for breach of fiduciary duty as a director.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise noted, the SEC file number for exhibits incorporated by reference is 001-12421.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed September 16, 1996, File No. 333-12073).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed March 1, 2010).

4.3
Certificate of Designation, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 15, 2005).

4.4	Fifth Amended and Restated Bylaws of Nu Skin Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 6, 2024).
4.5
Specimen Form of Stock Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed February 16, 2023).

5.1*	Opinion of Baker & McKenzie LLP.
23.1*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1 to this Registration Statement).
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Nu Skin Enterprises, Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 6, 2024).
107.1*	Filing Fee Table
* Filed herewith.

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Item 9.	Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on this 7th day of June, 2024.

NU SKIN ENTERPRISES, INC.

By	/s/ Ryan S. Napierski
Name: Ryan S. Napierski
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryan S. Napierski and Chayce D. Clark, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Steven J. Lund	Executive Chairman of the Board	June 7, 2024
Steven J. Lund

/s/ Ryan S. Napierski	President, Chief Executive Officer and Director	June 7, 2024
Ryan S. Napierski	(Principal Executive Officer)

/s/ James D. Thomas	Chief Financial Officer	June 7, 2024
James D. Thomas	(Principal Financial Officer and Accounting Officer)

/s/ Emma S. Battle	Director	June 7, 2024
Emma S. Battle

/s/ Daniel W. Campbell	Director	June 7, 2024
Daniel W. Campbell

/s/ Laura Nathanson	Director	June 7, 2024
Laura Nathanson

/s/ Thomas R. Pisano	Director	June 7, 2024
Thomas R. Pisano

/s/ Zheqing Shen	Director	June 7, 2024
Zheqing Shen

/s/ Edwina D. Woodbury	Director	June 7, 2024
Edwina D. Woodbury

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